                                                                   EXHIBIT 4(y)


                        ADDENDUM TO OPTION AGREEMENT
                          DATED AS OF JULY 8, 1996
                                   BETWEEN
                 UNIVERSAL MEDICAL SYSTEMS, INC. ("COMPANY")
                           (A NEVADA CORPORATION)
                                     AND
                LAWRENCE H. KATZ, ATTORNEY AT LAW ("HOLDER")

     The above referenced Option Agreement ("Agreement") is hereby amended by the addition of the following:

     Holder shall earn the options granted pursuant to the Agreement by performing services to and for the Company's benefit, including services performed prior to July 8, 1996, based upon the following formula:

         Multiply each of the Holder's monthly statements for services rendered during the month covered by each such statement by the percentage of each such monthly fees to be paid by the grant of options under the Agreement (not to exceed 75.0% of such monthly fees). Divide the results obtained by fifty percent (50.0%) of the average closing bid price of the Company's common stock on the last ten (10) trading days of the month in which the fees were earned and multiply the results by three (3).

     IN WITNESS WHEREOF, the parties have executed this instrument as of July 8, 1996.

                                           Universal Medical System, Inc.,
                                           a Nevada Corporation

/s/ Jennifer L. Jerger                     By: /s/ Myron A. Baker
-------------------------------               ----------------------------------
Witness                                        Myron A. Baker, CEO and President

/s/ Jennifer L. Jerger                     Attest: /s/ Dennis D. Cole
-------------------------------                   ------------------------------
Witness Printed Name                               Dennis D. Cole, as Secretary
                                                   and General Counsel

/s/ Matthew L. Szywkiewicz
-------------------------------
Witness

/s/ MATTHEW L. SZYWKIEWICZ
-------------------------------
Witness Printed Name

/s/ Jennifer L. Jerger
-------------------------------
Witness

/s/ Jennifer L. Jerger                         /s/ Dennis D. Cole
-------------------------------                ---------------------------------
Witness Printed Name                           Dennis D. Cole, as Secretary and
                                               General Counsel
                                                     (CORPORATE SEAL)
/s/ Matthew L. Szywkiewicz
-------------------------------
Witness

/s/ MATTHEW L. SZYWKIEWICZ
-------------------------------
Witness Printed Name



/s/ Marilyn Wordell                            /s/ Lawrence H. Katz
-------------------------------                ---------------------------------
Witness                                        Lawrence H. Katz

/s/ MARILYN WORDELL
-------------------------------
Witness Printed Name

/s/ Rosalyn Bill
-------------------------------
Witness

/s/ Rosalyn Bill
-------------------------------
Witness Printed Name